UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of report (Date of earliest event reported):

August 23, 2006

MACROVISION CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-22023	77-0156161
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

2830 De La Cruz Boulevard

Santa Clara, California 95050

(Address of Principal Executive Offices, Including Zip Code)

(408) 562-8400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

On August 17, 2006, Macrovision Corporation (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) under which it agreed to sell $240 million aggregate principal amount of its 2.625% Convertible Senior Notes due 2011 (the “Notes”) to J.P. Morgan Securities Inc. and Cowen and Company, LLC, as initial purchasers (together, the “Initial Purchasers”). The net proceeds from the offering, after deducting discounts, commissions and expenses payable by the Company, are expected to be approximately $232 million.

The closing of the sale of the Notes occurred on August 23, 2006. The Notes and the shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable in certain circumstances upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.

The Notes were issued pursuant to an Indenture, dated as of August 23, 2006, between the Company and The Bank of New York Trust Company, N.A., as trustee (the “Indenture”). The Indenture and form of Notes are filed as Exhibit 4.1 and Exhibit 4.2 to this Current Report on Form 8-K, and the descriptions of the terms of the Indenture and Notes in this Item 1.01 are qualified in their entirety by reference to such exhibits.

The Notes will pay interest semiannually in arrears at a rate of 2.625% per year. Interest is payable on February 15 and August 15 of each year, beginning on February 15, 2007. The Notes mature on August 15, 2011. The Notes are the Company’s senior unsecured obligations, will rank equal in right of payment with our other senior unsecured debt and senior to all our future subordinated debt.

Prior to June 15, 2011, under the following circumstances, holders may convert the notes into cash up to the principal amount and any conversion value above the principal amount is intended to be settled with shares of Macrovision common stock, based on a conversion rate, subject to adjustment, of 35.3571 shares of common stock per $1,000 principal amount of the Notes: (1) if the last reported sale price of the Company’s common stock reaches, or the trading price of the notes falls below, specified thresholds; or (2) upon the occurrence of specified corporate transactions. On or after June 15, 2011, the above conversion may occur at the option of the holder, at the applicable conversion rate, at any time prior to the close of business on the business day immediately preceding the maturity date.

The Company may not redeem the notes at its option prior to maturity.

The Indenture provides for customary events of default, including payment defaults, breaches of covenants, failure to pay certain judgments and certain events of bankruptcy, insolvency and reorganization. If an event of default occurs and is continuing, the principal amount of the Notes, plus accrued and unpaid interest, if any, may be declared immediately due and payable. These amounts automatically become due and payable if an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs.

Holders of the Notes are entitled to the benefits of a Registration Rights Agreement, dated August 23, 2006, among the Company and the Initial Purchasers (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company has agreed to file a shelf registration statement with the

Securities and Exchange Commission covering resales of the Notes and the shares of common stock issuable upon conversion of the Notes, and the Company will be required to pay additional interest, subject to some limitations, to the holders of the Notes if it fails to comply with its obligations to register the Notes and the Common Stock issuable upon conversion of the Notes. The Registration Rights Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and the description of the terms of the Registration Rights Agreement in this Item 1.01 is qualified in its entirety by reference to such exhibit.

In connection with the offering of the Notes, the Company has entered into a Call Option Transaction Letter Agreement and a Warrant Letter Agreement with JPMorgan Chase Bank, National Association, which provide for a convertible note hedge transaction and a warrant transaction, respectively. In connection therewith, it is expected that the counterparty to those transactions or its affiliates will enter into various derivative transactions with respect to the Company’s common stock concurrently with or shortly after the pricing of the Notes. In addition, such counterparty or its affiliates may continue to enter into, or to unwind, various derivatives transactions with respect to the Company’s common stock and/or to purchase or sell shares of the Company’s common stock in secondary market transactions, including during the observation period relating to any conversion of the notes. The Call Option Transaction Letter Agreement and a Warrant Letter Agreement are filed as Exhibits 4.3 and 4.4 to this Current Report on Form 8-K, respectively, and the description of the terms of those agreements in this Item 1.01 is qualified in its entirety by reference to such exhibit.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Indenture, dated August 23, 2006, among Macrovision Corporation and The Bank of New York Trust Company, N.A.

4.2	Global Note representing the Macrovision Corporation 2.625% Convertible Senior Notes due 2011.

4.3	Call Option Transaction Letter Agreement dated August 17, 2006 with JPMorgan Chase Bank, National Association.

4.4	Warrant Letter Agreement dated August 17, 2006, with JPMorgan Chase Bank, National Association.

10.1	Registration Rights Agreement, dated August 23, 2006, among Macrovision Corporation, J.P. Morgan Securities Inc. and Cowen and Company, LLC.

99.1	Press release dated August 23, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACROVISION CORPORATION

Date: August 23, 2006	By:	/s/ James Budge
James Budge
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Indenture, dated August 23, 2006, among Macrovision Corporation and The Bank of New York Trust Company, N.A.

4.2	Global Note representing the Macrovision Corporation 2.625% Convertible Senior Notes due 2011.

4.3	Call Option Transaction Letter Agreement dated August 17, 2006 with JPMorgan Chase Bank, National Association.

4.4	Warrant Letter Agreement dated August 17, 2006, with JPMorgan Chase Bank, National Association.

10.1	Registration Rights Agreement, dated August 23, 2006, among Macrovision Corporation, J.P. Morgan Securities Inc. and Cowen and Company, LLC.

99.1	Press release dated August 23, 2006.